Exhibit 99.1

Quantum X Labs Ltd.

Consolidated Financial Statements

December 31, 2025

Quantum X Labs Ltd.

Consolidated Financial Statements

December 31, 2025

Report of Independent Auditors

To the Shareholders and Board of Directors of Quantum X Labs Ltd.

Opinion

We have audited the accompanying consolidated financial statements of Quantum X Labs Ltd. and its subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2025, and the related consolidated statements of operations, of equity and cash flows for the period from January 12, 2025 (date of incorporation) to December 31, 2025, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from January 12, 2025 (date of incorporation) to December 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the continuance of the Company’s operations is subject to receiving additional financing. The Company has incurred losses since inception and negative cash flows from operating activities, and has stated that these events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

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Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 14, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

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Quantum X Labs Ltd.

Consolidated Balance Sheet

(U.S. dollars in thousands)

December 31,
2025

Assets
Current assets:
Cash and cash equivalents	260
Restricted cash	13
Related parties (Note 5)	112
Other current assets	18
Total current assets	403
Non current assets:
Property and equipment, net	3
Equity method investments	42
Total non current assets	45
Total assets	448

Liabilities and shareholders’ equity
Current liabilities:
Accrued expenses	151
Related party (Note 5)	78
Total liabilities	229
Commitments and contingencies (Note 4)
Shareholders’ equity:
Ordinary share, no par value; 1,000,000 shares authorized and 589,319 issued and outstanding	-
Additional paid-in capital	544
Non-controlling interest	(52)
Accumulated deficit	(273)
Total shareholders’ equity	219
Total liabilities and shareholders’ equity	448

The accompanying notes are an integral part of the consolidated financial statements.

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Quantum X Labs Ltd.

Consolidated Statement of Operations

(U.S. dollars in thousands)

For the Period From January 12, 2025 (*) to December 31, 2025

Operating expenses:
Research and development	192
General and administrative	196
Total operating expenses	388
Loss from operations	388
Financial income, net	(21)
Gains from equity method investments, net	(42)
Net loss	325

Net loss attributable to non-controlling interest	52
Net loss attributable to Quantum X Labs Ltd. shareholders	273

(*) Date of incorporation.

The accompanying notes are an integral part of the consolidated financial statements.

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Quantum X Labs Ltd.

Consolidated Statement of Equity

(U.S. dollars in thousands, except number of share data)

	Ordinary Share		Additional Paid-In	Accumulated	Non-Controlling
	Share	Amount	Capital	Deficit	Interest	Total

Balance as of January 12, 2025 (*)	-	-	-	-	-	-
Issuance of ordinary shares (Note 3)	589,319	-	544	-	-	544
Net loss	-	-	-	(273)	(52)	(325)
Balance as of December 31, 2025	589,319	-	544	(273)	(52)	219

(*) Date of incorporation.

The accompanying notes are an integral part of the consolidated financial statements.

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Quantum X Labs Ltd.

Consolidated Statement of Cash Flows

(U.S. dollars in thousands)

For the Period From January 12, 2025 (*) to December 31, 2025

Cash flows from operating activities
Net loss	(325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	(**)
Gains from equity method investments	(42)
Share-based payments	71
Changes in operating assets and liabilities:
Other current assets	(18)
Accrued expenses	151
Net cash used in operating activities	(163)

Cash flows from investing activities
Purchase of property and equipment	(3)
Short-term balances provided to unconsolidated entities	(112)
Net cash used in investing activities	(115)

Cash flows from financing activities
Issuance of ordinary shares	473
Proceeds from related party	78
Net cash provided by financing activities	551

Net change in cash and cash equivalents and restricted cash	273
Cash, cash equivalents and restricted cash at beginning of the period	-
Cash, cash equivalents and restricted cash at end of the year	273

(*) Date of incorporation.

(**) Less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

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Quantum X Labs Ltd.

Notes to Consolidated Financial Statements

Note 1 - General

Description of Business

Quantum X Labs Ltd. (the “Company”) was incorporated in the State of Israel on January 12, 2025, and commenced operations on May 26, 2025. The Company, together with its subsidiary and unconsolidated entities, is engaged in the research, development, and commercialization of quantum technologies and intellectual property.

On August 27, 2025, the Company, together with other shareholders, formed CliniQuantum Ltd. (“CliniQuantum”), a company incorporated in the State of Israel. CliniQuantum leverages quantum-enhanced methods to provide solutions for drug discovery, clinical trial optimization, logistics, biomedicine, and the security sectors. The Company holds a 48% ownership interest in CliniQuantum, and has determined that it is the primary beneficiary as it holds the power to direct the activities that most significantly impact its economic performance, and has the right to receive benefits from it that could potentially be significant. Accordingly, CliniQuantum is consolidated in the Company’s consolidated financial statements.

On August 31, 2025, the Company, together with other shareholders, formed Quantum Transportation Ltd., a company incorporated in the State of Israel, to develop transformer-based quantum decoder technology for advanced quantum error correction and cloud-deployed neural decoders. The Company holds a 30% ownership interest in the company and has determined that it is not the primary beneficiary. Accordingly, the Company accounts for this investment under the equity method.

On October 26, 2025, the Company, together with Taurus Gold Corp. (a publicly traded company listed on the Canadian Securities Exchange), formed Quantum Gyro Ltd., a company incorporated in the State of Israel, to develop quantum-based gyroscope chip technology. The Company holds a 40% ownership interest in the company and has determined that it is not the primary beneficiary. Accordingly, the Company accounts for this investment under the equity method.

For further information see also Note 8.

Liquidity and Capital Resources

The Company has incurred losses since its inception and has experienced negative cash flows from operating activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company’s operations is dependent upon securing additional financing from existing shareholders or other sources. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Transaction with Quantum X Labs Inc.

On December 15, 2025, the Company and certain of its shareholders entered into a definitive share purchase agreement with Quantum X Labs Inc. (formerly known as Viewbix Inc., a publicly traded company listed on the Nasdaq Capital Market, pursuant to which Quantum X Labs Inc. agreed to acquire 100% of the Company’s issued and outstanding share capital. As consideration, Quantum X Labs Inc. agreed to issue to the Company’s shareholders common stock and pre-funded warrants representing 40% of its issued and outstanding capital stock, with eligibility for up to 12,702,847 additional shares subject to the achievement of specified post-closing milestones. The transaction closed on March 4, 2026, upon which the Company became a wholly-owned subsidiary of Quantum X Labs Inc.

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Quantum X Labs Ltd.

Notes to Consolidated Financial Statements (continued)

Operations in Israel

Since October 7, 2023, Israel has been in a state of war on multiple fronts involving the Gaza Strip and other countries and regions in the Middle East, including Iran. During 2025 and to date, there was no material adverse impact on Company’s operations and financial conditions. However, since these are events beyond the Company’s control, their continuation or cessation may affect the Company’s expectations. The Company continues to monitor political and military developments closely and examine the consequences for its operations and assets.

Note 2 - Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary, CliniQuantum. The interests of other shareholders are presented as non-controlling interests within equity. Intercompany balances and transactions have been eliminated in consolidation.

Investments in Unconsolidated Entities

Investments in entities which the Company does not consolidate are accounted for under the equity method. Under this method, the investment is initially recorded at cost and subsequently adjusted to recognize the Company’s share of the net income or loss of the investee. If losses accumulate, the Company records its share of losses until the investment is reduced to zero, since the Company has no legal or constructive obligation to provide further financial support.

Functional Currency

The currency of the primary economic environment in which the operations of the Company its subsidiary, CliniQuantum, are conducted is the U.S. dollar (“dollar”, “$”). Thus, the U.S. dollar is our functional and reporting currency. Gains and losses arising from foreign currency remeasurements of monetary balances denominated in non-functional currencies are included in financial expense or income, net, within the consolidated statement of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

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Quantum X Labs Ltd.

Notes to Consolidated Financial Statements (continued)

Concentration of Credit Risks

Financial instruments that subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-credit-quality financial institutions.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, restricted cash, other current assets, accrued expenses, and balances with related parties approximate their fair values due to the short-term nature of these instruments.

Research and Development

Research and development expenses consist primarily of fees paid to consultants and service providers, as well as share-based payments. Research and development costs are expensed as incurred.

Note 3 - Equity

Issuance of share Capital

During 2025, the Company issued a total of 501,084 ordinary shares, no par value, for total cash consideration of $473 thousand. Additionally, the Company issued 88,235 ordinary shares, no par value, in exchange for a license agreement with an estimated fair value of $71 thousand. See further details in Note 4.

Rights Attached to Share Capital

The ordinary shares of the Company confer upon their holders equal rights to participate in and vote at general meetings of shareholders of the Company, with each ordinary share entitling the holder to one vote. Resolutions at general meetings are adopted by a simple majority of the votes cast, unless a different majority is required by applicable law or the Company’s Articles of Association. Ordinary shares entitle their holders to receive dividends, if and when declared by the Company, and to participate in the distribution of the surplus assets of the Company upon liquidation, dissolution or winding up, in each case on a pro rata basis in accordance with the number of ordinary shares held. The Company has not declared or paid any dividends since its incorporation.

Note 4 - Commitments and Contingencies

License Agreement

On May 26, 2025, the Company entered into an exclusive, worldwide, royalty-bearing license agreement with Ramot at Tel Aviv University Ltd. (“Ramot”), pursuant to which Ramot granted the Company an exclusive license to develop, manufacture, and commercialize certain products based on Ramot’s patent portfolio and know-how in the field of quantum computing, including technology relating to the decoding of quantum error correction codes using transformer neural networks.

In consideration for the license, the Company issued to Ramot 88,235 ordinary shares, no par value, at an estimated fair value of $71 thousand, subject to certain anti-dilution protections maintaining Ramot’s ownership at 15% of the Company’s share capital, on a fully diluted basis, until the Company has raised an aggregate equity investment of $1.5 million. The Company accounts for this license agreement as a share-based payment transaction and recognized an expense in the same amount within research and development expenses.

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Quantum X Labs Ltd.

Notes to Consolidated Financial Statements (continued)

In addition, the Company is obligated to: (i) pay royalties to Ramot at rates ranging from 4% to 6% of net sales, depending on cumulative sales thresholds; (ii) pay Ramot 15% of any sublicense receipts received by the Company; (iii) issue to Ramot an additional 16,668 ordinary shares of the Company, no par value, equal to 2.5% of the Company’s share capital on a fully diluted basis, if cumulative net sales by the Company and affiliates reach $500 thousand. The agreement further requires the Company to meet specified development milestones within defined timeframes and to fund the development program in accordance with an agreed commercialization plan. The term of the agreement runs until the expiration of all payment obligations of the Company thereunder, subject to earlier termination upon material breach, bankruptcy, or failure to meet funding milestones.

In February 2026, concurrently with the closing of the transaction with Quantum X Labs Inc. (formerly Viewbix Inc.) as described in Note 1, the Company and Ramot entered into an amendment to the license agreement, pursuant to which the anti-dilution protections and the Company’s obligation to issue additional shares upon reaching the $500 thousand cumulative net sales milestone were terminated.

Legal Matters

In the ordinary course of business, the Company may be subject to various legal matters. The Company accrues a liability when management believes that it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Although the outcome of the various legal matters cannot be predicted with certainty, the Company believes that any of these matters are neither probable to result in a liability nor can result in a material adverse effect on the Company business, financial condition, results of operations or cash flows.

Note 5 – Related Parties

As of December 31, 2025, the related parties receivable balance of $112 thousand primarily consisted of certain expenses paid by the Company on behalf of its unconsolidated entities.

During the year ended December 31, 2025, an amount of $78 thousand was given by related party to the Company in order to fund the activities of the Company.

Note 6 - Unconsolidated Entities

Quantum Transportation Ltd.

In November 2025, following a $150 thousand capital injection by a new investor into Quantum Transportation Ltd., the Company’s ownership interest was diluted from 33% to 30%. This decrease resulted in a gain of $52 thousand. Additionally, the Company recognized $10 thousand in equity losses, representing its share of the associate’s net loss for the period. As of December 31, 2025, the investment amounted to $42 thousand.

Quantum Gyro Ltd.

During the period, the associate incurred net losses, however, as the Company has no legal or constructive obligation to provide financial support or make payments on its behalf, no losses were recognized.

Note 7 - Income Taxes

Basis of Taxation

The Company and CliniQuantum are subject to Israeli corporate tax rate of 23%.

Net Operating Loss Carryforward

As of December 31, 2025, the Company and CliniQuantum have net operating losses carryforward of $182 thousand and $56 thousand, respectively. Under Israeli tax laws, these carryforward losses have no expiration date.

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Quantum X Labs Ltd.

Notes to Consolidated Financial Statements (continued)

Deferred Income Taxes

Based on the losses incurred since inception, management believes it is more likely than not that the deferred tax assets, primarily related to the net operating loss carryforwards and capitalized research and development costs of $55 thousand and $44 thousand, respectively, will not be realized. Accordingly, a full valuation allowance has been provided against these assets.

Note 8 - Subsequent Events

In February 2026, the Company, together with other parities, formed Quantum Atom Accuracy Ltd. and Nuclear Quantum Ltd., companies incorporated in the State of Israel. The Company holds a 40% ownership interest in these entities.

In February 2026, CliniQuantum completed a capital raise of approximately $350 thousand, reflecting a pre-money valuation of $8 million. As a result, the Company’s ownership interest was diluted from 48% to 46%.

In March 2026, the Company and Taurus Gold Corp. completed a restructuring whereby Quantum Gyro Ltd.’s subsidiary, QuantumQ Security Ltd., was transferred from an indirect holding to a direct holding. Following the restructuring, Taurus Gold Corp. holds 60% of QuantumQ Security Ltd. and the Company holds the remaining 40%. QuantumQ Security Ltd. is engaged in the development of quantum-based cybersecurity solutions for protecting critical assets.

On March 6, 2026, the Company entered into an exclusive, worldwide license agreement with Quantum Gyro Ltd., pursuant to which Quantum Gyro Ltd. was granted an exclusive license for the development, manufacture, and commercialization of quantum gyroscope technology for navigation and GPS-replacement applications. As consideration for the license, Quantum Gyro Ltd. is obligated to pay the Company an upfront cash payment of $100,000 to the Company. The agreement provides for royalties on net sales at tiered rates of 4% to 6% depending on cumulative net sales thresholds, as well as a 15% share of sublicense receipts. The agreement remains in force until the expiration of all payment obligations, subject to the Quantum Gyro Ltd.’s compliance with development milestones, including intellectual property submission, development of a working prototype, securing a development partnership, and commencement of chip-based gyroscope development.

On March 2, 2026, the Company entered into a license agreement with CliniQuantum Ltd., under which the Company granted CliniQuantum an exclusive, worldwide license to use the Company’s Licensed Technology (patents and proprietary know-how) in the field of Quantum Simulation and Quantum Monte Carlo for the development and commercialization of products in the clinical trials domain. As consideration, CliniQuantum is obligated to pay the Company an upfront cash payment of $50,000. The Company is entitled to ongoing royalties on net sales at rates ranging from 4% to 6% (depending on cumulative sales levels), as well as 15% of any sublicense receipts received.

On March 9, 2026, NeuroThera Labs Inc. (the “Purchaser”) entered into a Share Purchase Agreement with certain shareholders of CliniQuantum (excluding the Company itself), an Israeli company engaged in the development and commercialization of Quantum Simulation and Quantum Monte Carlo technologies in the field of clinical trials, pursuant to which such selling shareholders sold to the Purchaser 56,375 ordinary shares of CliniQuantum, representing 54.01% of its issued and outstanding share capital, in consideration for the issuance of 56,600,000 common shares of the Purchaser, listed on the TSX Venture Exchange (TSXV), at an aggregate deemed value of approximately CAD $9.46 million. In addition, the Purchaser may be required to pay the selling shareholders additional Earn-Out payments of up to $1,500,000 upon the filing of patent applications and up to $1,000,000 based on fundraising proceeds received by the Purchaser during the three-year period following closing.

As of the date of approval of the financial statements, not all closing conditions have been fulfilled and the transaction has not yet been completed.

On March 31, 2026, the Company entered into an exclusive, worldwide license agreement with Quantum Atom Accuracy Ltd., pursuant to which Quantum Atom Accuracy Ltd. was granted an exclusive license for the development, manufacture, and commercialization of a miniaturized rubidium atomic-beam clock. As consideration for the license, Quantum Atom Accuracy Ltd. is obligated to pay the Company an upfront cash payment of CAD 50,000. The agreement provides for royalties on net sales at tiered rates of 4% to 6% depending on cumulative net sales thresholds, as well as a 15% share of sublicense receipts. The agreement remains in force until the expiration of all payment obligations, subject to Quantum Atom Accuracy Ltd.’s compliance with development milestones, including intellectual property submission, development of a proof-of-concept prototype, securing a design partner, initiation of chip-based clock development, and achievement of first revenues.

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